Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                              www.rivierahotel.com



FOR FURTHER INFORMATION


AT THE COMPANY                              INVESTOR RELATIONS
Mark Lefever, Treasurer and CFO             Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                         (208) 241-3704 Voice
(702) 794-9442 Fax                           (208) 232-5317 Fax
Email:  mlefever@theriviera.com             Email:   betsytruax_hartman@msn.com


FOR IMMEDIATE RELEASE


             RIVIERA REPORTS RESULTS FOR THIRD QUARTER 2007


         LAS VEGAS, NV - November 2, 2007 -- Riviera Holdings Corporation (AMEX:
RIV) today reported financial results for the three- and nine-month periods ended September 30, 2007. The Company reported record Adjusted EBITDA (1), as defined below, and operating income for the three months and nine months ended September 30, 2007.

Third Quarter 2007

          Net revenues for the third quarter were $52.4 million, an increase of $2.0 million or 4 percent from the third quarter of 2006. Income from operations was $6.7 million, up $700,000 or 11 percent from the third quarter of 2006. Included in income from operations in the third quarter of 2007 was $206,000 in equity-based compensation costs related to stock option expense compared to $183,000 in 2006, and $160,000 of mergers, acquisitions and development costs in 2007 compared to $281,000 in 2006. Adjusted EBITDA (1) was $10.3 million in the third quarter of 2007 compared with $9.5 million in 2006. Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization, equity-based compensation, asset impairments, and mergers, acquisitions and development costs, as shown in the reconciliation with net loss in the tables of this release (See Notes 1 and 2 to the Financial Summary table). Net loss for the quarter was $18.3 million, or $1.48 per share on a fully diluted basis. The net loss included the unfavorable effect of a $7.5 million non-cash charge to record the loss on the Company's derivatives resulting from the interest rate swap on the new term loan, a non-cash charge of $5.0 million to write off the unamortized costs and discounts and $7.9 million for the prepayment premium related to the retirement of the Company's $215 million 11% bonds which were extinguished on July 9, 2007.

Third Quarter 2007 Highlights

o Riviera Black Hawk net revenue increased $980,000 or 7 percent
o Riviera Black Hawk EBITDA increased $570,000 or 12 percent
o Riviera Las Vegas net revenue increased $1.1 million or 3 percent
o Riviera Las Vegas EBITDA increased $419,000 or 7 percent
o The Company redeemed its 11% notes, on July 9, 2007 which was replaced with a term loan with an effective interest rate of 7.5%
o The Company has $33.0 million in unrestricted cash plus a $20 million revolver available

Nine Months Ended September 30, 2007

         Net revenues for the nine months ended September 30, 2007 were $158.1 million, an increase of $3.6 million or 2 percent from the same period in 2006. Income from operations was $25.1 million, an increase of $4.4 million or 21 percent from the 2006 period. Adjusted EBITDA (1) was $36.1 million, an increase of $4.2 million or 13 percent from the 2006 period.

         Included in operating income for the first nine months of 2007 was $759,000 in equity-based compensation costs related to stock option expense compared to $589,000 in 2006, and $448,000 of mergers, acquisitions and development costs in 2007 compared to $1.2 million in 2006. Net loss for the nine months ended September 30, 2007 was $12.1 million, or $0.98 per share on a fully diluted basis, compared to net income of $1.3 million, or $0.10 per diluted share for the nine months ended September 30, 2006.

         Included in the net loss for the nine months ended September 30, 2007 was a non-cash charge of $5.0 million related to the Company's remaining bond costs and $7.9 million related to the premium related to the retirement of the Company's $215 million 11% bonds on July 9, 2007. Additionally, the Company recorded $6.6 million as a non-cash charge related to the negative impact of the decrease in interest rates on the Company's interest rate swap. The interest swap agreement generated approximately a 7.5% fixed rate for the Company's current debt.

Nine-Month 2007 Highlights

o Riviera Black Hawk net revenue was up $2.0 million or 5 percent
o Riviera Black Hawk EBITDA increased $2.4 million to $15.1 million or 18 percent
o Riviera Las Vegas net revenue increased $1.6 million to $116.6 million or 1 percent
o Riviera Las Vegas EBITDA increased $1.6 million to $24.1 million or 7 percent

Riviera Las Vegas

         "For the nine months ended September 30, 2007, Riviera Las Vegas outpaced 2006 EBITDA by $1.6 million. Most of the increase occurred in the second and third quarters as we continued to capitalize on the reduced competition in our market segment," commented Robert Vannucci, Chief Operating Officer of Riviera Las Vegas. "We are also very excited about the progress of our capital expenditure plan as refurbished rooms will begin to come on line in December of this year. We anticipate the upgrade to our rooms will continue to produce room rate increases.

         "EBITDA in Las Vegas increased $400,000, or 7 percent for the third quarter of 2007. Revenue increases in our room and entertainment divisions, combined with controlled operating costs, produced an EBITDA margin of 16 percent compared with 15.5 percent in the same quarter of 2006. The room revenue increase was attributable to an increase in the ADR (Average Daily Rate), which was $79.13 in the third quarter of 2007, up $4.85 or 6.5 percent compared to 2006. RevPar (Revenue per Available Room) increased $3.76 or 5 percent."

Riviera Black Hawk

         Mark Lefever, President of Riviera Black Hawk, said, "We continue to be delighted with the momentum and increases in all operating measures generated by our Black Hawk team. Our continued success in this market is a result of our database marketing efforts and our team's ability to continue to provide outstanding guest experiences.

         "Our results have generated an EBITDA increase for the nine months ended September 30, 2007 of 18 percent to $15.1 million, due to large part of our continued success in offering a value-based entertainment experience to our guests.

         "We have begun making the necessary changes to our property in preparation of the statewide smoking ban, which is effective January 1, 2008. We believe our entire plan will provide smokers and nonsmokers an experience that will be second to none in the greater Denver market."

Consolidated Operations

         William L. Westerman, Chief Executive Officer, said, "Our team continues to focus on the daily operations at both properties, as shown in our record adjusted EBITDA results. With our previously announced capital expenditure plan focused on updating our room product in Las Vegas, and our casino floors in both Las Vegas and Black Hawk, we believe we are positioned in the marketplace to continue to generate increases in revenues and operating income for the foreseeable future. We believe these improvements will enhance our guests' overall experience at both properties, while generating stronger long-term financial results for our Company.

         "The third quarter 2007 net income was adversely impacted by a one-time charge of $12.9 million to record the call premium and the write off of the remaining deferred refinancing costs on the 11% notes we redeemed in July and a $7.5 million non-cash charge for the effects of the interest rate environment on our swap agreement for our new $225 million debt. With this refinancing, our effective rate is now fixed at approximately 7.5%, which is a significant reduction to our previous borrowing arrangements. We are pleased with our rate, and are not concerned with the non-cash charge or benefits that result from our swap agreement. The current expense reflects the cost that would be required only if we were to break our swap agreement."

         Mr. Westerman stated that the Company, through its investment advisor Jefferies and Company, is continuing the strategic process to maximize shareholder value.

Conference Call Information

         In conjunction with the release of third quarter 2007 financial results, Riviera will broadcast a conference call at 2 p.m. Eastern Daylight Time today, Friday, November 2, 2007. Investors can listen to the call via the Internet at www.rivierahotel.com or by dialing (888) 792-8352. The conference call rebroadcast will be available at (877) 519-4471, code 9328343.

Forward -Looking Statements

         The forward-looking statements in this news release, which reflect our best judgment based on factors currently known to us, involve significant risks and uncertainties including the implementation and future results of the capital expenditure plan, the future results of our ongoing strategic process for maximizing shareholder value, pending litigation involving takeover efforts that we have opposed, hotel and casino market conditions, the effect on Riviera Black Hawk of the Colorado smoking ban that becomes effective on January 1, 2008, increases in energy costs, general economic and political conditions, regulatory requirements and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Our actual results may differ materially from what is expressed or implied in our forward-looking statements. We do not plan to update our forward-looking statements even though our situation or plans may change in the future, unless applicable law requires us to do so.

About Riviera Holdings Corporation

         Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera's stock is listed on the American Stock Exchange under the symbol RIV.

                                - Tables Follow -

Riviera Holdings Corporation
Financial Summary
(Amounts in thousands except
per share amounts)               Three Months Ended September 30          Nine Months Ended September 30
                                 -------------------------------          ------------------------------
                                 2007       2006      Var     %Var        2007      2006      Var     %Var
                                 ----       ----      ---     ----        ----      ----      ---     ----
Net Revenues:
Riviera Las Vegas                 $37,940    $36,887  $1,053     2.9%    $116,597  $114,975  $ 1,622     1.4%
Riviera Black Hawk                 14,440     13,462     978     7.3%      41,475    39,500    1,975     5.0%
                              -------------------------------          ------------------------------
  Total Net Revenues               52,380     50,349   2,031     4.0%     158,072   154,475    3,597     2.3%
Operating Income:
Riviera Las Vegas                   4,572      4,026     546    13.6%      19,277    17,235    2,042    11.8%
Riviera Black Hawk                  3,695      3,521     174     4.9%      10,204     8,614    1,590    18.5%
Mergers, Acquisitions
and Development Costs, net          (160)      (281)     121  (43.1)%       (448)   (1,159)      711    61.3%

Equity-Based Compensation           (206)      (183)    (23)  (12.6)%       (759)     (589)    (170)  (28.9)%

Asset Impairment                        0         0       0      NM%           0       (16)       16      NM%
Corporate Expenses                (1,237)    (1,095)   (142)  (13.0)%     (3,210)   (3,413)      234     6.8%
                              -------------------------------          ------------------------------
  Total Operating Income            6,664      5,988     676    11.3%      25,064    20,672    4,423    21.2%
Adjusted EBITDA (1):
Riviera Las Vegas                   6,131      5,712     419     7.3%      24,143    22,529    1,614     7.2%
Riviera Black Hawk                  5,440      4,870     570    11.7%      15,132    12,774    2,358    18.5%
Corporate Expenses                (1,237)    (1,095)   (142)  (13.0)%     (3,210)   (3,444)      234     6.8%
                              -------------------------------          ------------------------------
  Total Adjusted EBITDA            10,334      9,487     847     8.9%      36,065    31,890    4,175    13.1%
Adjusted EBITDA Margins (2):
Riviera Las Vegas                   16.2%      15.5%    0.7%                20.7%     19.6%     1.1%
Riviera Black Hawk                  37.7%      36.2%    1.5%                36.5%     32.3%     4.2%
Consolidated                        19.7%      18.8%    0.9%                22.8%     20.6%     2.2%

   Net income (loss)             $(18,254)   $ (432)                    $ (12,118)  $ 1,266
EARNINGS PER SHARE DATA:

Weighted average basic
shares outstanding                12,326     12,170                       12,303    12,122
Basic earnings (loss) per
 share                           $(1.48)    $(0.04)                      $(0.98)    $0.10

Weighted average diluted
 shares outstanding               12,326     12,170                       12,303    12,374
Diluted earnings (loss)
 per share                       $(1.48)    $(0.04)                      $(0.98)    $0.10


(1) Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization, equity-based compensation, asset impairment loss on extinguishments of debt, the effects of the accounting for our interest rate swap agreement, and mergers, acquisitions and development costs, net, as shown in the reconciliation with net income in the tables below in this release. Adjusted EBITDA is presented solely as a supplemental disclosure because we believe that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies by certain investors. We use property-level EBITDA (earnings before interest, income taxes, depreciation, amortization and corporate expense) as the primary measure of our business segment properties' performance, including the evaluation of our operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of our operating performance, as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles. We have significant uses of cash flows, including capital expenditures, interest payments and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report EBITDA or Adjusted EBITDA may calculate it in a different manner than we do. A reconciliation of net income to Adjusted EBITDA is included in the tables below in this release.

(2) Adjusted EBITDA margins represent Adjusted EBITDA divided by Net Revenues.

Riviera Holdings Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA
(Amounts in thousands)      Net       Other  Operating                   Equity Acquisitions,  Mergers
                           Income    Income   Income   Depre-   Asset    Based  Development Management Adjusted
                           (Loss)   (Expense) (Loss)  ciation Impairment  Comp    & Costs       Fee     EBITDA
Third Quarter 2007:

Riviera Las Vegas            $4,628     $  56  $ 4,572  $2,331         -       -           -    $ (772)  $6,131
Riviera Black Hawk            1,996   (1,699)    3,695     973         -       -           -        772   5,440
Corporate                  (24,878)  (23,275)  (1,603)       -         -     206         160        -    (1,237)
                           -------- ---------  -------    ----       ---    ----        ----       ---- -------
                          $(18,254)   $24,918  $ 6,664  $3,304    $    -   $ 206      $  160       $  - $10,334

Third Quarter 2006:

Riviera Las Vegas            $4,051    $   25  $ 4,026  $2,231         -       -           -    $ (545)  $5,712
Riviera Black Hawk            1,606   (1,915)    3,521     804         -       -           -        545   4,870
Corporate                   (6,089)   (4,530)  (1,559)       -         -     183         281          - (1,095)
                           --------  --------  -------    -------    ----   ----        ----       ---- -------
                            $ (432)  $(6,420)  $ 5,988  $3,035$        -   $ 183      $  281       $  -  $9,487

Nine Months Ended
September 30, 2007:

Riviera Las Vegas           $19,422    $  145  $19,277  $6,872         -       -           -  $ (2,006) $24,143
Riviera Black Hawk            4,693   (5,511)   10,204   2,922         -       -           -      2,006  15,132
Corporate                  (36,223)  (31,816)  (4,417)       -         -     759         448          - (3,210)
                          ---------  -------   -------- ---------   -----   ----        ----    ------- -------
                          $(12,118) $(37,182)  $25,064  $9,794$       $-    $759        $448        $ - $36,065

Nine Months Ended
September 30, 2006:

Riviera Las Vegas           $17,315    $   80   17,235  $6,772         -       -           -  $ (1,478) $22,529
Riviera Black Hawk            2,867   (5,747)    8,614   2,682         -       -           -      1,478  12,774
Corporate                  (18,916)  (13,739)  (5,177)       -        16     589       1,159          - (3,444)
                           -------- ---------  -------    ----       ---    ----       -----       ---- -------
                            $1,266  $(19,406)  $20,672  $9,454      $ 16   $ 589      $1,159        $ - $31,890

Balance Sheet Summary
                                   Sept 30,  Dec 31,
                                     2007     2006
                                   -------------------
Cash and short term investments      $32,975  $25,285
Total current assets                  45,642   34,142
Property and equipment, net          168,056  171,320
Total assets                         219,136  213,682
Long-term debt, net of current
portion                              225,405  214,124
Total liabilities                    261,030  244,216
Total shareholders' deficiency      (41,894) (30,534)

RIVIERA HOLDINGS CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
                                      Three Months Ended     Nine Months Ended
                                           September 30           September 30
                                        2007        2006      2007        2006
                                    ----------------------- ----------------------
Revenues:
  Casino                              $28,935     $28,262    $87,941    $85,206
  Rooms                                14,812      13,996     46,276     43,085
  Food and beverage                     7,976       8,110     24,937     25,754
  Entertainment                         4,102       3,625      9,959     11,166
  Other                                 1,684       1,534      5,041      4,970
                                     ---------------------------------------------
   Total                               57,509      55,527    174,154    170,181
                                     ---------------------------------------------
   Less promotional allowances         (5,129)     (5,178)   (16,082)    (15,706)
                                     ---------------------------------------------
        Net revenues                   52,380      50,349    158,072     154,475
                                     ---------------------------------------------
COSTS AND EXPENSES:
  Direct costs and expenses of
    operating departments:

    Casino                             13,849      14,246     42,460     42,968
    Rooms                               7,520       6,981     21,619     20,602
    Food and beverage                   6,129       6,194     18,608     18,646
    Entertainment                       2,684       2,372      6,353      7,714
    Other                                 368         338      1,043      1,137

Other operating expenses:

    General and administrative         11,496      10,731     31,924     31,518
    Mergers, Acquisitions and
      Development Costs, net              160         281        448      1,159
    Equity-Based Compensation             206         183        759        589
    Asset Impairment                        -           -          -         16
     Depreciation and amortization      3,304       3,035      9,794      9,454
                                      -------------------- -----------------------
            Total costs and expenses   45,716      44,361    133,008    133,803
                                      -------------------- -----------------------
INCOME FROM OPERATIONS                  6,664       5,988     25,064     20,672
                                      -------------------- -----------------------
OTHER EXPENSE:
  Interest expense, Net                (4,569)    (6,420)    (17,660)   (19,406)
  Loss on Retirement of Debt          (12,878)         -     (12,878)         -
  Loss on Derivatives                  (7,471)         -      (6,644)         -
                                       ------------------- -----------------------
            Total other expense       (24,918)    (6,420)    (37,182)   (19,406)
                                       ------------------- -----------------------
NET INCOME:                          $(18,254)     $(432)   $(12,118)    $1,266
                                       =================== =======================
EARNINGS PER SHARE DATA:
Shares used in calculating net
income (loss) per common share:

Basic                                  12,326    12,170      12,303      12,122
Diluted                                12,326    12,170      12,303      12,374

Net Income (Loss) per common share:
Basic                                  $(1.48)  $(0.04)      $(0.98)      $0.10
Diluted                                $(1.48)  $(0.04)      $(0.98)      $0.10